Exhibit 24.1

POWER OF ATTORNEY

WHEREAS, the undersigned officers and directors of Lakeland Bancorp, Inc. desire to authorize Thomas J. Shara and Thomas F. Splaine, Jr. to act as their attorneys-in-fact and agents, for the purpose of executing and filing the registrant’s Registration Statement on Form S-4 described below, including all amendments and supplements thereto,

NOW, THEREFORE,

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Shara and Thomas F. Splaine, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign the registrant’s Registration Statement on Form S-4 registering all of the shares of common stock of Lakeland Bancorp, Inc. (the “Company”) issuable upon the merger of Highlands Bancorp, Inc. (“Highlands”) with and into the Company pursuant to the Agreement and Plan of Merger, dated as of August 23, 2018, by and between the Company and Highlands, including any and all amendments and supplements to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this power of attorney in the following capacities as of September 19, 2018.

Signatures	Title

/s/ Bruce D. Bohuny Bruce D. Bohuny	Director

/s/ Mary Ann Deacon Mary Ann Deacon	Director

/s/ Brian Flynn Brian Flynn	Director

/s/ Mark J. Fredericks Mark J. Fredericks	Director

/s/ James E. Hanson II James E. Hanson II	Director

/s/ Janeth C. Hendershot Janeth C. Hendershot	Director

/s/ Lawrence R. Inserra, Jr. Lawrence R. Inserra, Jr.	Director

/s/ Thomas J. Marino Thomas J. Marino	Director

/s/ Robert E. McCracken Robert E. McCracken	Director

/s/ Robert B. Nicholson, III Robert B. Nicholson, III	Director

/s/ Thomas J. Shara Thomas J. Shara	President and Chief Executive Officer, and Director (Principal Executive Officer)

/s/ Thomas F. Splaine, Jr. Thomas F. Splaine, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)